CERTIFICATE OF COMPLETION, EQUITY INJECTION

AND SOURCES AND USE OF FUNDS

I, Joseph L. Florence, the duly authorized officer of KRONOS ADVANCED TECHNOLOGIES, INC., a Nevada corporation, and KRONOS ADVANCED TECHNOLOGIES WV, INC., a West Virginia corporation (collectively, the “Borrowers”), hereby certifies on this 7th day of April, 2022, to the West Virginia Economic Development Authority, a West Virginia public corporation (“WVEDA”), in connection with WVEDA’s loans to the Borrowers in the aggregate principal amount of $2,610,000 (the “WVEDA Loans”), the proceeds of which are to be used to permanently finance a portion of the costs of (i) acquiring the former facility at 2501 Garfield Avenue, Parkersburg, West Virginia, consisting of approximately 9 acres of land and three existing buildings situated thereon (the “Facility”) and making certain upgrades and renovations thereto, and (ii) acquiring certain machinery, equipment, furniture and fixtures at the facility (the “Project Equipment” and together with the Facility, the “Project”) :

1.The total cost of the Project was at least $5,800,000, which has been permanently financed by:

a.The WVEDA Loans in the aggregate principal amount of $2,610,000, and

b.An equity contribution from the Borrowers of at least $3,190,000.

2.Based upon the report of Anthony L. Baumgard, P.E., of Balsa Limited LLC, a copy of which is attached hereto as Exhibit A, the Project Equipment is in place and the Facility is structurally sound and fully operational.

WITNESS my signature effective as of the day and year first above written.

KRONOS ADVANCED TECHNOLOGIES, INC.,

a West Virginia corporation

By:____________________________________

Name:Joseph L. Florence

Its: Chief Operating Officer

KRONOS ADVANCED TECHNOLOGIES WV,

INC.,

a West Virginia corporation

By:____________________________________

Name:Joseph L. Florence

Its: Chief Operating Officer

Signature Page to Certificate of Completion

14773950 (1916.0939)

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EXHIBIT A

► BALSA LIMITED LLC ◄
110 Baumgard Road, Vincent, Ohio 45784 [740-350-6197, email: tonybaumgard44@gmail.com]

March 21, 2022

Address: 2501 Garfield Avenue, Parkersburg, WV 26101

Subject: Facility and equipment certification for Kronos Advanced Technologies Inc.

The above property has been inspected and the following found:

BALSA LTD conducted an inspection of the Kronos Advanced Technologies Inc facility at 2501 Garfield Avenue, Parkersburg, WV 26101 on March 10, 2022. This property consists of three main structures, all previously existing. The first structure is the main building (240X260) where the equipment is located and installed for producing and distributing the marketable product. A second detached building (90X130) is located to the rear of the main building for general warehousing. A third detached L-shaped building (60X130&60X140) is located to the left of the main building, also for general warehousing and some equipment and facility maintenance. All three building are separated by a minimum of +\- 90 feet. The building and property are enclosed by a recently refurbished chain link fence with security gates. The fence line has been cleared and any dying or decayed trees have been removed. Most of the property is coved with pavement inside the fenced enclosure. A large, paved parking area is in front of the main building outside the fenced area for employee and visitor parking. The front parking lot and other paved area within the fence is lighted for security and facility egress. The main buildings entry façade has been recently cleaned and upgraded.

The following items have been repaired, replaced, and or upgraded to meet the requirements to produce and distribute the proposed products:

1. Mirrored entrance façade siding removed, the remainder of the surfaces cleaned and sealed.
2. Replaced the existing facility lighting fixtures with LED fixtures (75%).
3. Upgraded parking lot light with new LED fixtures and controls.
4. Upgraded fire suppression and fire alarm systems to meet the requirements of the installed equipment and interior layouts.
5. Inspected, repaired, and replaced as needed, the building water supply lines, fixtures stop, valves, and fixtures.
6. Removed and replaced within the facility as needed with new carpets, LVT, etc.
7. Repaired and replaced as needed the existing HVAC systems including roof top units, cleaned all the ductwork.

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►BALSA LIMITED LLC ◄

110 Baumgard Road, Vincent, Ohio 45784 [740-350-6197, email: tonybaumgard44@gmail.com]

8. Repaired and/or replaced the existing perimeter Chain Link fencing and gates to upgrade and streamline the security for the facility and property. This included clearing the fences of all brush and shrubs, removing dead, or dying trees, etc.
9. Refurbished all IT switches and networking throughout the property to enhance security and general facility networking.
10. Repaired the roof, in conjunction with HVAC upgrades on the roof, to provide a proper environment for manufacturing.
11. Purchased new and or used equipment, set in place, and prepared for production of and distribution of the planned product(s).

BALSA LTD visited the project location on Thursday morning March 10, 2022. All the buildings are existing and used previously for commercial applications. The buildings as viewed on March 10, 2022, are virtually unchanged structurally since their original construction. Interior, non-bearing walls have been moved and altered over time, but this does not structurally affect the currently or planned uses of the building. Upgrades to the buildings mechanical and electrical systems appear to be completed and completed in a satisfactory condition for the planned uses. Upgrades to the buildings security and IT systems appear to be completed and completed in a satisfactory manner.

CONCLUSION:

We certify that all project equipment is in place and the facility is structurally sound and fully operational to best of our understanding of the proposed project.

BALSA LTD reserves the right to amend and or modify this report upon the discovery of additional information. Should any additional information be discovered, it should be forwarded to our office for further review and comment. This report is based on visual inspection and investigation. If you have any questions about the conclusion contained in this report, please feel free to call.

Sincerely,

Anthony L. Baumgard, P.E.
WV #14049

ANTHONY L. BAUMGARD
REGISTERED
14049
STATE OF WEST VIRGINIA
PROFESSIONAL ENGINEER

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